SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	22-1657560 (IRS Employer Identification Number)

888 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

4.45% Series O Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering Statement file number to which this form relates: 333-294965

Securities to be registered pursuant to Section 12(g) of the Act:

None

information required in registration statement

Item 1. Description of registrant’s securities to be registered

A description of the 4.45% Series O Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, which are to be registered under this registration statement, is contained under the caption “Description of the Series O Preferred Shares” in the Prospectus Supplement, dated September 13, 2021, to the Prospectus, dated April 1, 2021, constituting a part of the Registration Statement on Form S-3 (File No. 333-254965) of Vornado Realty Trust, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This description and the related information contained under the caption “Description of Shares of Beneficial Interest of Vornado Realty Trust -- Description of Preferred Shares of Vornado Realty Trust” in the Prospectus, dated April 1, 2021, are incorporated by reference into this registration statement, and any description included in a form of prospectus supplement subsequently filed by Vornado under Rule 424(b) under the Securities Act will be deemed to be incorporated by reference into this registration statement.

Item 2. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index below.

Exhibit Index

EXHIBIT NO.	DESCRIPTION

3.1	Articles of Restatement of Vornado Realty Trust, as filed with the State Department of Assessments and Taxation of Maryland on July 30, 2007 – Incorporated by reference to Exhibit 3.75 to Vornado Realty Trust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (File No. 001-11954), filed on July 31, 2007.

3.2	Articles Supplementary Classifying Vornado Realty Trust’s 5.70% Series K Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 3.5 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on July 18, 2012.

3.3	Articles Supplementary Classifying Vornado Realty Trust’s 5.40% Series L Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 3.6 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on January 25, 2013.

3.4	Articles Supplementary Classifying Vornado Realty Trust’s 5.25% Series M Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 3.7 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on December 13, 2017.

EXHIBIT NO.	DESCRIPTION

3.5	Articles Supplementary Classifying Vornado Realty Trust’s 5.25% Series N Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Vornado Realty Trust’s Current Report on Form 8-K, dated November 23, 2020 (File No. 001-11954), filed on November 24, 2020.

3.6	Articles Supplementary Classifying Vornado Realty Trust’s 4.45% Series O Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Vornado Realty Trust’s Current Report on Form 8-K, dated September 22, 2021 (File No. 001-11954), filed on September 22, 2021.

3.7	Amended and Restated Bylaws of Vornado Realty Trust, as amended on July 25, 2018 – Incorporated by reference to Exhibit 3.55 to Vornado Realty Trust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (File No. 001-11954), filed on July 30, 2018.

3.8	Articles of Amendment to Declaration of Trust, dated September 30, 2016 – Incorporated by reference to Exhibit 3.3 to Vornado Realty Trust’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-11954), filed on February 16, 2021.

3.9	Articles of Amendment to Declaration of Trust, dated October 4, 2016 – Incorporated by reference to Annex B to Vornado Realty Trust’s Definitive Proxy Statement on Schedule 14A (File No. 001-11954), filed on April 8, 2016.

3.10	Articles of Amendment to Declaration of Trust, dated June 13, 2018 – Incorporated by reference to Exhibit 3.54 to Vornado Realty Trust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (File No. 001-11954), filed on July 30, 2018.

3.11	Articles of Amendment to Declaration of Trust, dated August 7, 2019 – Incorporated by reference to Exhibit 3.1 to Vornado Realty Trust’s Current Report on Form 8-K, dated August 7, 2019 (File No. 001-11954), filed on August 8, 2019.

4.1	Specimen certificate evidencing Vornado Realty Trust’s Common Shares of Beneficial Interest, par value $0.04 per share – Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Vornado Realty Trust’s Registration Statement on Form S-3 (File No. 33-62395), filed on October 26, 1995.

4.2	Specimen certificate evidencing Vornado Realty Trust’s $3.25 Series A Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share – Incorporated by reference to Exhibit 4.2 to Vornado Realty Trust’s Current Report on Form 8-K, dated April 3, 1997 (File No. 001-11954), filed on April 8, 1997.

4.3	Specimen certificate evidencing Vornado Realty Trust’s Series B 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 4.2 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on March 15, 1999.

4.4	Specimen certificate evidencing Vornado Realty Trust’s Series C 8.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 4.2 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on May 19, 1999.

EXHIBIT NO.	DESCRIPTION

4.5	Specimen certificate evidencing Vornado Realty Trust’s Series E 7.00% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 4.5 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on August 20, 2004.

4.6	Specimen certificate evidencing Vornado Realty Trust’s Series F 6.75% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 4.6 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on November 17, 2004.

4.7	Specimen certificate evidencing Vornado Realty Trust’s Series G 6.625% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 4.7 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on December 21, 2004.

4.8	Specimen certificate evidencing Vornado Realty Trust’s Series H 6.750% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 4.8 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on June 16, 2005.

4.9	Specimen certificate evidencing Vornado Realty Trust’s Series I 6.625% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 4.9 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on August 30, 2005.

4.10	Specimen certificate evidencing Vornado Realty Trust’s Series J 6.875% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 4.10 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on April 21, 2011.

4.11	Specimen certificate evidencing Vornado Realty Trust’s Series K 5.70% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 4.11 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on July 18, 2012.

4.12	Specimen certificate evidencing Vornado Realty Trust’s Series L 5.40% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 4.12 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on January 25, 2013.

4.13	Specimen certificate evidencing Vornado Realty Trust’s Series M 5.25% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 4.13 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on December 13, 2017.

4.14	Specimen certificate evidencing Vornado Realty Trust’s Series N 5.25% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – Incorporated by reference to Exhibit 4.14 to Vornado Realty Trust’s Registration Statement on Form 8-A (File No. 001-11954), filed on November 30, 2020.

4.15	Specimen certificate evidencing Vornado Realty Trust’s Series O 4.45% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, no par value – filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VORNADO REALTY TRUST

By:	/s/ Michael Franco
Michael Franco,
President and Chief Financial Officer

Dated: September 24, 2021